Exhibit 10.1

PREFERRED UNIT REDEMPTION AGREEMENT
This Preferred Unit Redemption Agreement, dated as of March 28, 2013 (this “Agreement”), is by and between Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), and Regency GP Acquirer L.P., a Delaware limited partnership (the “Selling Unitholder”). The Selling Unitholder and the Partnership are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Defined terms used but not defined herein have the meaning given to them in Annex A.
The Selling Unitholder is the owner of 3,000,000 Series A Preferred Units of the Partnership (the “Series A Preferred Units”), representing all of the outstanding Series A Preferred Units, the terms and conditions of which are set forth in Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 26, 2010 (as amended, the “Partnership Agreement”).
The Partnership and the Selling Unitholder desire that the redemption contemplated hereby shall not include any Series A Redemption Premium.
The Partnership and the Selling Unitholder desire that the Partnership redeem from the Selling Unitholder the Series A Preferred Units held by the Selling Unitholder, upon the terms and subject to the conditions set forth in this Agreement.
Accordingly, the Parties agree as follows:
ARTICLE I
REDEMPTION OF THE SERIES A PREFERRED UNITS.
Section 1.1    Redemption of Series A Preferred Units. Subject to the terms and conditions of this Agreement, at the Closing, the Selling Unitholder shall sell, convey, assign, transfer and deliver to the Partnership, and the Partnership shall redeem, all of the Selling Unitholder's right, title and interest in and to 3,000,000 Series A Preferred Units (the “Redeemed Units”), free and clear of all Liens (as defined in Section 2.4). The closing of the purchase and sale of the Redeemed Units hereunder shall take place at 9:00 a.m., Houston time, on April 1, 2013 (the “Closing” and such date, the “Closing Date”) at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas.
Section 1.2    Delivery of Redeemed Units. At the Closing, (i) in exchange for the delivery by the Partnership of the consideration referred to in Section 1.3, the Selling Unitholder shall deliver or cause to be delivered to the Partnership a certificate representing the Redeemed Units to be sold by the Selling Unitholder pursuant to this Agreement, duly endorsed or accompanied by appropriate stock powers duly executed in blank and such other transfer documents or instruments which may be necessary, or which the Partnership may reasonably request, in order to transfer to the Partnership the Redeemed Units, free and clear of all Liens and (ii) the Partnership shall deliver to the Selling Unitholder a cross-receipt executed by the Partnership certifying that it has received the Redeemed Units.
Section 1.3    Redemption Price for Redeemed Units. At the Closing, (i) as consideration for the transaction described in Section 1.1, upon delivery of the Redeemed Units as set forth in Section 1.2, the Partnership shall deliver or cause to be delivered to the Selling Unitholder $305,866,667.00 in cash payable by wire transfer of immediately available funds to an account designated in writing by the Selling Unitholder and (ii) the Selling Unitholder shall deliver to the Partnership a cross-receipt executed by the Selling Unitholder certifying that it has received the cash payment described in this Section 1.3.
Section 1.4    Mutual Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law (as defined below)):
(a)no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority (as defined below) of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and
(b)there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
Section 1.5    Conditions to Partnership's Obligations. The obligation of the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

Exhibit 10.1

(c)the Selling Unitholder shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Selling Unitholder on or prior to the Closing Date; and
(d)each of the representations and warranties of the Selling Unitholder contained in Article III shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
Section 1.6    Conditions to the Selling Unitholder's Obligations. The obligation of the Selling Unitholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Selling Unitholder in writing, in whole or in part, to the extent permitted by applicable Law):
(e)the Partnership shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and
(f)each of the representations and warranties of the Partnership contained in Article IV shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLING UNITHOLDER
The Selling Unitholder represents and warrants to the Partnership as of the date hereof and as of the Closing Date as follows:
Section 2.1    Organization. The Selling Unitholder is a limited partnership duly formed, validly existing and in good standing under the Laws (as defined in Section 2.2) of the State of Delaware.
Section 2.2    Power and Authority. The Selling Unitholder has full limited partnership power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery by the Selling Unitholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited partnership or other organizational action on the part of the Selling Unitholder. Assuming this Agreement has been duly authorized, executed and delivered by the Partnership, this Agreement constitutes a legal, valid and binding obligation of the Selling Unitholder, enforceable against the Selling Unitholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Law” means any applicable constitutional provisions, statute, act, code, common law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretation or advisory opinion or letter of a domestic, foreign or international Governmental Authority. “Governmental Authority” means any federal, state, local or foreign government or any court, arbitral tribunal, administrative or regulatory agency, self-regulatory organization (including the New York Stock Exchange) or other governmental authority, agency or instrumentality.
Section 2.3    No Conflicts. The execution, delivery and performance by the Selling Unitholder of this Agreement, and the transactions contemplated hereby, do not and will not (a) violate any Law applicable to the Selling Unitholder, (b) conflict with any provision of the certificate of formation, partnership agreement, or other organizational or constitutive instruments of the Selling Unitholder, (c) require or make necessary any consent, approval or other action of, or notice to, any person under any agreement or other document or instrument to which the Selling Unitholder is a party or by which the Selling Unitholder, or any of the Selling Unitholder's assets or properties, is bound, except for those that have already been obtained or made, or (d) conflict with, or result in a violation of, any agreement or other document or instrument to which the Selling Unitholder is a party or by which the Selling Unitholder, or any of the Selling Unitholder's assets or properties, is bound.
Section 2.4    Redeemed Units. Prior to giving effect to the transaction contemplated hereby, the Selling Unitholder is the record and beneficial owner of 3,000,000 Series A Preferred Units. Such Series A Preferred Units constitute all of the Series A Preferred Units owned of record or beneficially by the Selling Unitholder, prior to giving effect to the transactions contemplated hereby. Upon delivery of the certificate or certificates representing the Redeemed Units to the Partnership at the Closing and upon payment by the Partnership of the consideration referred to in Section 1.3 in accordance with this Agreement, the Selling Unitholder shall transfer the Redeemed Units to the Partnership free and clear of all Liens. None of the Redeemed Units is subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the Redeemed Units, other than this Agreement and the organizational documents of the Partnership. No proxies or powers of attorney have been granted with respect to the Redeemed Units, other than proxies or powers

Exhibit 10.1

of attorney that (a) would not reasonably be expected to impair the ability of the Selling Unitholder to transfer the Redeemed Units to the Partnership as contemplated hereby and (b) would not apply to the Redeemed Units after the transfer of the Redeemed Units to the Partnership pursuant to this Agreement. Except as contemplated herein or as may relate to the Series A Redemption Premium, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Selling Unitholder is or may become obligated to sell any of the Redeemed Units, except as (x) would not reasonably be expected to impair the ability of the Selling Unitholder to transfer the Redeemed Units to the Partnership as contemplated hereby and (y) would not apply to the Redeemed Units after the transfer of the Redeemed Units to the Partnership pursuant to this Agreement. “Lien” means (i) any lien, hypothecation, pledge, collateral assignment, security interest, charge or encumbrance of any kind, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent (including any agreement to give any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, other than in each case, the restrictions under applicable securities laws and the Partnership Agreement and (ii) any purchase option, right of first refusal, right of first offer, call or similar right of a third party.
Section 2.5    Litigation. There is no action, suit, claim, proceeding or other legal, administrative or arbitrational proceeding (“Proceeding”) pending or, to the knowledge of the Selling Unitholder, threatened against the Selling Unitholder, or against any officer, manager or director of the Selling Unitholder, in each case related to the Redeemed Units or the transactions contemplated hereby. The Selling Unitholder is not a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Redeemed Units or the transactions contemplated hereby.
Section 2.6    Governmental Authorizations. Except for any filings that may be required pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Selling Unitholder in connection with the execution and delivery by the Selling Unitholder of this Agreement or the transfer of the Redeemed Units to the Partnership pursuant to this Agreement.
Section 2.7    Acknowledgement. The Selling Unitholder acknowledges that it has made its own analysis of the fairness of the transactions contemplated hereby and has not relied on any advice or recommendation by the Partnership or its partners, directors, officers, agents or affiliates with respect to its decision to enter into this Agreement and to consummate the transactions contemplated hereby. The Selling Unitholder has had sufficient opportunity and time to investigate and review the business, management and financial affairs of the Partnership, and has had sufficient access to management of the Partnership, before its decision to enter into this Agreement, and further has had the opportunity to consult with all advisers it deems appropriate or necessary to consult with in connection with this Agreement and any action arising hereunder, including tax and accounting advisers. The Selling Unitholder acknowledges that, in connection with its entry into this Agreement and consummation of the transactions contemplated hereby, (a) the Selling Unitholder has not relied on any representations or warranties of the Partnership, or partner, director, officer, affiliate or representative of the Partnership, except for the representations or warranties of the Partnership set forth in Article III of this Agreement and the documents delivered by the Partnership in connection with the transactions contemplated hereby and (b) the Selling Unitholder has made an independent decision to sell the Redeemed Units pursuant to this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP.
The Partnership represents and warrants to the Selling Unitholder as of the date hereof and as of the Closing Date as follows:
Section 3.1    Organization. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware.
Section 3.2    Power and Authority. The Partnership has full limited partnership power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery by the Partnership of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited partnership or other organizational action on the part of the Partnership and no further consent, approval or action is required by or from the Partnership, the General Partner's board of directors, the Partnership's unitholders or any of the Partnership's creditors in connection with the transactions contemplated hereby or thereby. Assuming this Agreement has been duly authorized, executed and delivered by the Selling Unitholder, this Agreement constitutes a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
Section 3.3    No Conflicts. The execution, delivery and performance by the Partnership of this Agreement, and the transactions contemplated hereby, do not and will not (a) violate any Law applicable to the Partnership, (b) conflict with any provision of the certificate of formation, partnership agreement, or other organizational or constitutive instruments of the

Exhibit 10.1

Partnership, (c) require or make necessary any consent, approval or other action of, or notice to, any person under any agreement or other document or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries, or any of the Partnership's or any of its Subsidiaries' assets or properties, is bound, except for those that have been obtained or made prior to the date hereof, or (d) conflict with, or result in a violation of, any agreement or other document or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries, or any of the Partnership's or any of its Subsidiaries' assets or properties, is bound.
Section 3.4    Litigation. There is no Proceeding pending or, to the knowledge of the Partnership, threatened against the Partnership, or against any officer, manager, partner or director of the Partnership or any of its Subsidiaries, in each case related to the Redeemed Units or the transactions contemplated hereby. Neither the Partnership nor any of its Subsidiaries is a party or subject to any order, writ, injunction, judgment or decree of any court or Government Authority or instrumentality relating to the Redeemed Units or the transactions contemplated hereby.
Section 3.5    Governmental Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Partnership or any of its Subsidiaries in connection with the execution, delivery and performance by the Partnership of this Agreement.
Section 3.6    Solvency. The Partnership is, and will be after the payments of cash contemplated by this Agreement, Solvent. “Solvent” shall mean at a particular time, with respect to any Person, that (a) the fair value of the property owned by the Person is greater than the amount of the Person's liabilities; (b) the present fair salable value of the property owned by the Person in an orderly liquidation of the Person is not less than the amount that will be required to pay the probable liability of the Person on its debts as they become absolute and matured; (c) the Person is able to pay its debts and other liabilities as they mature in the normal course of business; and (d) the Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.
ARTICLE IV
SURVIVAL
All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement.
ARTICLE V
MISCELLANEOUS.
Section 5.1    No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors or permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
Section 5.2    Assignment. The Selling Unitholder may assign this Agreement or any part of it, without the prior written consent of the Partnership.
Section 5.3    Amendment; Waiver. This Agreement may not be amended, modified, supplemented, or restated, nor may any provision of this Agreement be waived, other than through a written instrument adopted, executed and agreed to by each of the Parties hereto.
Section 5.4    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Partnership and the Selling Unitholder shall execute and deliver all such future instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties.
Section 5.5    Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:
If to Selling Unitholder to:
Regency GP Acquirer L.P.
c/o GE Energy Financial Services
800 Long Ridge Road
Stamford, Connecticut 06927
Telephone: (203) 316-7355
Facsimile: (203) 961-2606
Attention: Portfolio-Regency

Exhibit 10.1

With a copy (not itself constituting notice) to:
Regency GP Acquirer L.P.
c/o GE Energy Financial Services
800 Long Ridge Road
Stamford, Connecticut 06927
Telephone: (203) 357-4151
Facsimile: (203) 357-6632
Attention: General Counsel
and
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Telephone: (212) 906-1259
Facsimile: (212) 751-4864
Attention: Charles E. Carpenter
If to the Partnership:
Energy Transfer Equity, L.P.
3738 Oak Lawn
Dallas, Texas 75219
Telephone: (832) 668-1210 or (214) 981-0763
Facsimile: (832) 668-1127
Attention: General Counsel
With a copy (not itself constituting notice) to:
Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin, Suite 2500
Houston, Texas 77002
Telephone: (713) 758-3452
Facsimile: (713) 615-5650
Attention: W. Matthew Strock
Section 5.6    Entire Agreement; Supersede. This Agreement, and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.
Section 5.7    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 5.8    Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of (a) the Delaware Court of Chancery, and (b) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Delaware Court of Chancery, or (ii) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto also agrees that any final and non-appealable judgment against a Party hereto in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
Section 5.9    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms

Exhibit 10.1

or were otherwise breached. It is accordingly agreed that the Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 5.10    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 5.11    Headings. The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.
Section 5.12    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.
Section 5.13    Effectiveness. This Agreement shall become effective when it shall have been executed by both of the Parties hereto.

IN WITNESS WHEREOF, the Selling Unitholder and the Partnership have duly executed this Agreement as of the date first written above.
THE PARTNERSHIP:

ENERGY TRANSFER EQUITY, L.P.

By:    LE GP, LLC,
its general partner

By:     /s/ John W. McReynolds
Name: John W. McReynolds
Title: President and Chief Financial Officer

THE SELLING UNITHOLDER:

REGENCY GP ACQUIRER L.P.

By:    EFS Regency GP Holdco I LLC,
its general partner

By:    AIRCRAFT SERVICES CORPORATION,
its managing member

By:     /s/ Tyson Yates
Name: Tyson Yates
Title: Vice President

ANNEX A
Definitions
As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Redemption Premium”  means all amounts due upon redemption or conversion of the Series A Preferred Units under Section 5.13 of the Partnership Agreement other than the Series A Liquidation Value.
“Subsidiaries” means with respect to any Person, the corporations, limited liability companies, partnerships, associations or other business entities of which a majority of the voting interests are at the time owned or controlled directly or indirectly, by such Person or one or more of the other Subsidiaries of the Partnership or a combination thereof.

A-1